                                                                    EXHIBIT 3.1


                            ARTICLES OF INCORPORATION

                                       OF

                            PINNACLE BANCSHARES, INC.


                                       I.

        The name of the Corporation is Pinnacle Bancshares, Inc.

                                       II.

        The Corporation is organized for the following purpose or purposes:

        To act as a bank holding company and, to the extent permitted under applicable federal and state laws, now or hereafter existing, to engage in such business as related to banks and to bank holding companies and their activities;

        To acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge or otherwise dispose of shares, or voting trust certificates or depository receipts for shares, or capital stock of, or any bonds, notes debentures or other evidence of indebtedness, options, warrants or other securities issued by any other business of any lawful character, including, but not limited to, banks and other businesses providing goods or services related to banking;

        To acquire and hold other investment assets and to engage in any lawful activities related thereto;

        To acquire, own interest in and otherwise participate in and exercise ownership rights in joint ventures, partnerships, limited partnerships, trusts, corporations, unincorporated associations and other entities for the furtherance of all corporate activities; to borrow and to lend money and to buy, sell, guarantee and otherwise deal in the obligations of others and conduct financing, brokerage, and discount and factoring businesses in connection with the foregoing or otherwise;

        In general, to carry on any other lawful business whatsoever, and to have, enjoy and exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under the Georgia Business Corporation Code.

                                      III.

        The corporation shall have authority to issue 10,000,000 shares of capital stock, which shall be divided into classes and shall have the following designations, preferences, limitations and relative rights;

        A. Common Stock. One class shall consist of 9,000,000 shares of common stock of $.001 par value, designated "Common Stock." The holders of Common Stock shall be entitled to elect all of the members of the Board of Directors of the Corporation, and such holders shall be entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Corporation.

        B. Preferred Stock. One class shall consist of 1,000,000 shares of preferred stock of $.001 par value, designated "Preferred Stock." The Board of Directors of the Corporation shall be empowered to divide any and all shares of the Preferred Stock into series and to fix and determine the relative rights and preferences of the shares of any series so established. Before any shares of Preferred Stock of any particular series shall be issued, the Board of Directors shall fix and determine, and is hereby expressly empowered to fix and determine, in the manner provided by law, the following provisions of the shares of such series: (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors; (ii) the annual rate of dividends payable on shares of such series, whether dividends shall be cumulative and conditions upon which and the date when such dividends shall be accumulated on all shares of such series issued prior to the record date for the first dividend of such series; (iii) the time or times when the price or prices at which shares of such series shall be redeemable at the option of the holder or of the Corporation and the sinking fund provisions, if any, for the purchase or redemption of such shares; (iv) the amount payable on shares of such series in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether all or a portion is paid before any amount is paid on the Common Stock; (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other series of Preferred Stock and the terms and conditions of such conversion or exchange; and (iv) whether the shares of such series have voting rights and the extent of such voting rights, if any.

        The Board of Directors shall have the power to reclassify any unissued shares of any series of Preferred Stock from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption, including but not limited to, but subject to the limitations described in, the above provisions.

        Any action by the Board of Directors in authorizing the issuance of Preferred Stock and fixing and determining the provisions thereof is hereby ratified and approved.

                                       IV.

        The street address of the registered office of the Corporation is 110 East Hill Street, Thomson, Georgia 30824 located, in McDuffie County. The registered agent of the Corporation at such office is Heyward Horton, Jr.

                                       V.

        The mailing address of the principal office of the Corporation is 110 East Hill Street, Thomson, Georgia 30824.

                                       VI.

        A. The number of directors of the Corporation shall be fixed from time to time by resolution of the Board of Directors; provided, however that the number of directors fixed by the Board of Directors shall not be less than five
(5) or more than twenty-five (25).

        B. Concurrent with the adoption of these Articles of Incorporation, the Initial Board of Directors, as set forth in Section G of this Article VI, other than those who may be elected by the holders of preferred stock or any class or series of stock having a preference over the common stock as to dividends or upon liquidation or any resolution or resolutions providing for the issue of such class or series of stock adopted by the Board, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible: (i) one class ("Class I") of directors to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1998, (ii) another class of directors ("Class II") to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1999, and (iii) another class of directors ("Class III") to be originally elected for a term expiring at the annual meeting of stockholders to be held in 2000, with each member of each class to hold office, until his successors are elected and qualified. At each annual meeting of the stockholders of the Corporation the date of which shall be fixed by or pursuant to these Articles, the successors of the class of directors whose terms expire at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

        C. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies occurring in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum of the board of directors, or by the sole remaining director. A director so chosen shall hold office until the annual meeting of stockholders of the Corporation at which the term of the class of directors for which he has been chosen expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

        D. Notwithstanding the foregoing provisions of this Article VI, any director whose term of office has expired shall continue to hold office until his successor shall be elected and qualify.

        E. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, with or without cause, and only by the affirmative vote of the holders of at least eighty percent (80%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

        F. Notwithstanding any other provisions of this Certificate or the By-laws of the Corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate or the By-laws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the Corporation then entitled to vote generally in the election of directors shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Certificate inconsistent with, this Article VI. The holder of each share of capital stock entitled to vote thereon shall be entitled to cast the same number of votes as the holder of such shares is entitled to cast generally in the election of each director.

        G. The number of directors constituting the initial Board of Directors shall be nine (9) and the name and address of each member of the initial Board of Directors is as follows:


                  Name                                        Address
        ------------------------                    ------------------------
        Phillip G. Farr                             110 East Hill Street
                                                    Thomson, Georgia 30824

        Samuel A. Fowler, Jr.                       110 East Hill Street
                                                    Thomson, Georgia 30824

        Joseph D. Greene                            110 East Hill Street
                                                    Thomson, Georgia 30824

        Heyward Horton, Jr.                         110 East Hill Street
                                                    Thomson, Georgia 30824

        George O. Hughes                            110 East Hill Street
                                                    Thomson, Georgia 30824

        David W. Joesbury                           110 East Hill Street
                                                    Thomson, Georgia 30824

        James Lemley                                110 East Hill Street
                                                    Thomson, Georgia  30824

        Robert N. Wilson, Jr.                       110 East Hill Street
                                                    Thomson, Georgia 30824

        Bennye M. Young                             110 East Hill Street
                                                    Thomson, Georgia 30824

        H. The name and address of the Incorporator of the Corporation are:

        NAME                                   ADDRESS
        ----                                   -------
        William C. Smith, III                  Suite 1800, East Tower
                                               Atlanta Financial Center
                                               3343 Peachtree Road, N.E.
                                               Atlanta, Georgia 30326

                                      VII.

        In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Georgia or any other provision of these Articles of Incorporation or otherwise, the affirmative vote or consent of the holders of not less than two-thirds (2/3) of the shares of each class of stock of the Corporation entitled to vote in elections of directors shall be required to authorize, adopt or approve a Covered Transaction; however, the provisions of this Article VII shall not apply to any Covered Transaction referred to in this Article VII with any Interested Person if the Covered Transaction is approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation, in which event the affirmative vote of not less than a majority of the holders of each class of stock of the Corporation entitled to vote in elections of directors shall be required.

        For the purpose of this Article VII:

        1. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

        2. A person shall be the "beneficial owner" and "beneficially owns" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates and associates beneficially own, directly or indirectly, whether of record or not, (b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of securities of the Corporation.

        3. "Covered Transaction" is:

          (a) any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

          (b) any sale, lease or other disposition of all or any substantial part (assets having an aggregate fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof;

          (c) any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration for or in exchange of any securities or other property (including cash); or

          (d) the liquidation of the Corporation.

        4. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Covered Transaction and to vote thereon or consent thereto, or as of the date of any such vote or consent, or immediately prior to the consummation of any Covered Transaction, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

        5. "Person" is any individual, partnership, corporation or other entity.

        6. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

      No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article VII, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of eighty (80%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                      VIII.

        A. In addition to any approval of the Board of Directors or any shareholder vote or consent required by the laws of the State of Georgia or any other provision of these Articles of Incorporation or otherwise, there shall be required for the approval, adoption or authorization of a Business Combination with an Interested Person the affirmative vote or consent of the holders of a majority of the shares of each class of stock of the Corporation entitled to vote in elections of directors considered separately for the purposes of this
Article VIII, which are not beneficially owned, directly or indirectly, by such Interested Person; provided, however, that said majority voting requirements shall not be applicable if all of the conditions specified in subparagraphs (1),
(2) and (3) below are met:

           1. The consideration to be received per share for each class of stock in such Business Combination by holders of the stock of the Corporation is payable in cash or Acceptable Securities, or a combination of both, and such consideration has a fair market value per share with respect to each class of the Corporation's stock of not less than either:

              (a) the highest price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by said Interested Person in acquiring any of the Corporation's stock of that class; or

              (b) a price per share obtained by multiplying the aggregate earnings per share of stock of the Corporation (appropriately adjusted for any subdivision of shares, stock dividend or combination of shares during the period) for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes or consents on such Business Combination by the figure obtained by dividing the highest per share price (including the highest per share brokerage commissions, transfer tax and soliciting dealers fees) paid by such Interested Person in acquiring any of the Corporation's stock by the aggregate earnings per share of the Corporation for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of five percent (5%) or more of the outstanding stock of the Corporation entitled to vote in elections of directors.

        If any securities were issued by an Interested Person in exchange for stock of the Corporation prior to the proposed Business Combination, the fair market value of said securities at the time of issue shall be used in determining the per share price paid for said stock.

           2. After the Interested Person has become the beneficial owner of five percent (5%) or more of the stock of the Corporation entitled to vote in the election of directors and prior to the consummation of such Business Combination, there shall have been no reduction in the rate of dividends payable on the Corporation's stock which would result in a quarterly dividend rate per share which is less than the average quarterly dividend rate per share for the four full consecutive fiscal quarters immediately preceding the time when the Interested Person shall have become the beneficial owner of said five percent (5%) or more of the stock of the Corporation, unless such reduction in the rate of dividends has been approved by three-fourths (3/4) of the entire membership of the Board of Directors of the Corporation. For the purposes of this paragraph, "quarterly dividend rate per share" for any quarterly dividend shall be equal to the percentage said quarterly dividend per share bears to the earnings per share for the four full fiscal quarters immediately preceding the declaration of said quarterly dividend.

           3. The consideration to be received by shareholders who are not Interested Persons shall be in cash or in the same form as the Interested Person has previously paid for shares of such class of stock; if the Interested Person has paid for shares of any class of any stock with varying forms of consideration, the form of consideration for such class of stock shall be either cash or the form used to acquire the largest number of shares of such class of stock previously acquired by it.

        B. For the purposes of this Article VIII:

           1. "Acceptable Securities" shall mean (a) securities of the same class or series, with the same rights, powers and benefits and of the same denomination, term and interest, or dividend, if any, as the securities issued and delivered by the Interested Person in exchange for the majority of the stock of the corporation acquired by the Interested Person, or (b) the class of common stock of the Interested Person which is beneficially owned by most persons.

           2. "Affiliate" and "associate" shall have the respective meanings given those terms in Rule l2b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

           3. A person shall be the "beneficial owner" and "beneficially own" shares of stock of the Corporation (other than shares of the Corporation's stock held in its treasury) (a) which such person and its affiliates or associates beneficially own, directly or indirectly, whether of record or not,
(b) which such person or any of its affiliates or associates has the right to acquire, pursuant to any agreement upon the exercise of conversion rights, warrants, or options, or otherwise, (c) which such person or any of its affiliates or associates has the right to sell or vote pursuant to any agreement, or (d) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purposes of acquiring, holding, voting or disposing of securities of the Corporation.

           4. "Business Combination" is:

              a. any merger or consolidation of the Corporation or any subsidiary of the Corporation with or into any Interested Person (regardless of the identity of the surviving corporation);

              b. any sale, lease or other disposition of all or any substantial part (assets having a fair market value of twenty-five percent (25%) of the total assets of the Corporation) of the assets of the Corporation or any subsidiary of the Corporation to any Interested Person for cash, real or personal property, including securities, or any combination thereof; or

              c. any issuance or delivery of securities of the Corporation or a subsidiary of the Corporation (which the beneficial owner shall have the right to vote, or to vote upon exercise, conversion or by contract) to an Interested Person in consideration of or in exchange for any securities or other property (including cash).

           5. "Interested Person" is any person which, as of the record date for the determination of shareholders entitled to notice of any Business Combination and to vote thereon or consent thereto, or as of the date of any such vote or consent, immediately prior to the consummation of any Business Combination, beneficially owns, directly or indirectly, five percent (5%) or more of the shares of stock of the Corporation entitled to vote in elections of directors.

           6. "Person" is an individual, partnership, corporation or other entity.

           7. "Subsidiary of the Corporation" is any corporation of which fifty percent (50%) or more of any class of stock is beneficially owned, directly or indirectly, by the Corporation.

        C. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article VIII, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of eighty (80%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       IX.

        A. The Board of Directors of the Corporation, when evaluating any offer of another individual, firm, corporation or other entity ("Person") (a) to make a tender or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with such other Person, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (such offers individually referred to as an "Acquisition Proposal"), shall, in connection with the exercise of its business judgment in determining what is in the best interest of the Corporation and its Shareholders, give due consideration to all relevant factors, including without limitation, the consideration being offered in the Acquisition Proposal in relation to the then-current market price of the Corporation's stock, but also in relation to the then-current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' then-estimate of the future value of the Corporation as an independent entity, the social and economic effects on the employees, customers, suppliers, and other constituents of the Corporation and on the communities in which the Corporation operates or is located and the desirability of maintaining independence from any other business or business entity; provided, however, that this Article shall be deemed solely to grant discretionary authority to the directors and shall not be deemed to provide any constituency any right to be considered.

        B. No amendment to these Articles of Incorporation shall amend, alter, change or repeal any of the provisions of this Article IX, unless such amendment, in addition to receiving any shareholder vote or consent required by the laws of the State of Georgia in effect at the time, shall receive the affirmative vote or consent of the holders of eighty percent (80%) of the outstanding shares of each class of stock of the Corporation entitled to vote in elections of directors.

                                       X.

        No director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for breach of duty of care or other duty as a director; provided, however, that to the extent required by applicable law, this Article shall not eliminate or limit the liability of a director (i) for any appropriation, in violation of his duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. If applicable law is amended to authorize corporate action further eliminating or limiting the liability of directors, then the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law, as amended. Neither the amendment or repeal of this Article, nor the adoption of any provision of these Articles of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this Article in respect of any acts or omissions occurring prior to such amendment, repeal or adoption of an inconsistent provision.

                                       XI.

        Except as otherwise specifically provided herein, these Articles of Incorporation may be amended, altered, changed or repealed only by the affirmative vote or consent of the holders of at least fifty percent (50%) of the shares of each class of stock of the Corporation entitled to vote in elections of directors.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation on January 31, 1997.



                                       /s/ William C. Smith, III
                                       -----------------------------------
                                       William C. Smith, III
                                       Incorporator